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                                                                      Exhibit 99

RAILAMERICA
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AT THE COMPANY                                             FOR IMMEDIATE RELEASE
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Wayne A. August                                            January 4, 2002
Assistant Vice President Investor Relations
(561) 994-6015


                       RAILAMERICA COMMENCES TENDER OFFER
              FOR 127/8% SENIOR SUBORDINATED NOTES DUE AUGUST 2010

BOCA RATON, FL - JANUARY 4, 2002 -- RailAmerica, Inc. (NYSE: RRA), the world's largest operator of short line and regional freight railroads, today announced that its wholly-owned subsidiary, RailAmerica Transportation Corp. (the "Company"), has commenced an offer to purchase for cash all of its outstanding 127/8% Senior Subordinated Notes due August 15, 2010, Series A and 127/8% Senior Subordinated Notes due August 15, 2010, Series B (collectively the "Notes"), and a solicitation of consents to certain proposed amendments to the indenture governing the Notes.

         Assuming Notes validly tendered pursuant to the offer are accepted for payment by the Company, (a) if Notes are validly tendered pursuant to the offer and consents are validly delivered pursuant to the solicitation by January 18, 2002, and not validly withdrawn or revoked by the time the supplemental indenture is executed, total consideration of $1,100 (inclusive of a consent payment of $15) per $1,000 principal amount of Notes plus accrued and unpaid interest will be paid by the Company to holders of Notes who validly tender their notes and deliver consents, as more fully set forth in the Offer to Purchase and Consent Solicitation Statement, dated January 4, 2002; (b) if Notes are validly tendered pursuant to the offer and consents are delivered pursuant to the solicitation after January 18, 2002 and by February 4, 2002, and not validly withdrawn by the time the supplemental indenture is executed, tender offer consideration of $1,085 per $1,000 principal amount of Notes plus accrued and unpaid interest will be paid by the Company to holders of Notes who validly tender their Notes and deliver consents, as more fully set forth in the Offer to Purchase and Consent Solicitation Statement. No consent payment will be made in respect of notes tendered after 5:00 p.m., New York City time, on January 18, 2002.

         The offer and the solicitation will expire at 5:00 p.m. on February 4, 2002, unless otherwise extended, but holders must tender their Notes and deliver consents on or prior to 5:00 p.m., New York City time, on January 18, 2002 to receive the consent payment described above, in addition to the tender offer consideration. As of today, there is $130,000,000 in aggregate principal amount of Notes outstanding.

         The Company will not be required to purchase any of the Notes tendered nor pay any consent payments unless certain conditions have been satisfied, including valid tender of a majority in aggregate principal amount of the Notes at the time outstanding and the valid delivery of the accompanying consents, the execution and delivery of the supplemental indenture and the receipt by the Company of net proceeds from a debt financing. The full terms of the offer and the solicitation are set forth in the Company's Offer to Purchase and Consent Solicitation Statement, dated January 4, 2002, and in the related Consent and Letter of Transmittal.

                                   -- more --


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         This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any of the Notes. The offer and the solicitation are being made solely by the Offer to Purchase and Consent Solicitation Statement, dated January 4, 2002, and the related Consent and Letter of Transmittal. Questions regarding the offer and the solicitation may be directed to UBS Warburg LLC, the dealer manager and solicitation agent for the offer and the solicitation, at (203) 719-8035 (call collect) or D.F. King & Co., Inc., the information agent for the offer and the solicitation, at (212) 269-5500 (call collect) or toll-free at (800) 628-8536.

         RailAmerica, Inc. (www.railamerica.com), the world's largest short line and regional railroad operator, currently owns 38 short line and regional railroads operating approximately 11,000 route miles in the United States, Canada, Australia and Chile. In North America, RailAmerica's railroads operate in 22 states and six Canadian provinces. Internationally, the Company operates an additional 4,300 route miles under track access arrangements in Australia and Argentina. In October 2001, RailAmerica was ranked 85th on Forbes magazine's list of the 200 Best Small Companies in America; in July 2001, RailAmerica was named to the Russell 2000(R) Index.

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DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS: THIS PRESS RELEASE CONTAINS
FORWARD-LOOKING STATEMENTS REGARDING FUTURE EVENTS AND THE PERFORMANCE OF RAILAMERICA,INC. AND THE COMPANY THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDING, BUT NOT LIMITED TO, FUEL COSTS, FOREIGN CURRENCY RISKS, FAILURE TO SUCCESSFULLY INTEGRATE ACQUISITIONS, FAILURE TO SERVICE DEBT, FAILURE TO SUCCESSFULLY MARKET AND SELL NON-CORE/NON-STRATEGIC PROPERTIES AND ASSETS, FAILURE TO ACCOMPLISH NEW MARKETING INITIATIVES, ECONOMIC CONDITIONS, CUSTOMER DEMAND, INCREASED COMPETITION IN THE RELEVANT MARKET, AND OTHERS. IN PARTICULAR, FORWARD-LOOKING STATEMENTS REGARDING EARNINGS AND EBITDA OF ENTITIES TO BE ACQUIRED ARE SUBJECT TO INHERENT ECONOMIC, FINANCIAL AND OPERATING UNCERTAINTIES, INCLUDING CHANGES IN ECONOMIC CONDITIONS, REALIZATION OF OPERATING SYNERGIES, THE ABILITY TO RETAIN KEY CUSTOMERS AND THE IMPACT OF UNFORESEEN COSTS AND LIABILITIES OF SUCH ENTITIES. WE REFER YOU TO THE DOCUMENTS THAT RAILAMERICA, INC. FILES FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION, SUCH AS THE FORM 10-K, FORM L0-Q AND FORM 8-K, WHICH CONTAIN ADDITIONAL IMPORTANT FACTORS THAT COULD CAUSE ITS ACTUAL RESULTS TO DIFFER FROM ITS CURRENT EXPECTATIONS AND FROM THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE.

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